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                                                                   EXHIBIT 10.19

                          CHANGE-IN-CONTROL AGREEMENT

     AGREEMENT, dated as of February 24, 2000, between HEALTHCARE RECOVERIES,
INC. (including all of its subsidiaries, the "Company") and               (the
"Employee").

                                  WITNESSETH:

     WHEREAS, the Employee is a key employee of the Company;

     WHEREAS, the Company wishes to encourage continuity of management in the event of any actual or threatened Change in Control of the Company; and

     WHEREAS, the Employee wishes to be assured of adequate compensation if the Employee's employment by the Company terminates because of a Change in Control of the Company;

     NOW, THEREFORE, the Company and the Employee agree as follows:

     1. Operation of Agreement

          1.1 This Agreement will be effective immediately but will be operative only upon the occurrence of a Change in Control, as defined in Section 1.2, which takes place during the period (the "Effective Period") from the date of this Agreement through December 31, 2000.

          1.2 A "Change in Control" shall mean the occurrence of any of the following:

             (a) the adoption of a plan of merger or consolidation of the Company with any other corporation as a result of which the holders of the outstanding voting stock of the Company as a group would receive less than 50% of the voting stock of the surviving or resulting corporation;

             (b) the adoption of a plan of liquidation or the approval of the dissolution of the Company;

             (c) the sale or transfer of all or substantially all of the assets of the Company;

             (d) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date of this Agreement or whose appointment, election or nomination for election was previously so approved or recommended; or

             (e) any individual, entity, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules promulgated under such act), or other person acquires in a single transaction or a series of transactions more than 30% of the outstanding shares of the Company's common stock.

     2. Payments

          2.1 If during the Effective Period (i) the Company undergoes a Change in Control and (ii) the Employee is employed by the Company on the date of such Change in Control, the Employee will be eligible to participate, with such other senior employees of the Company as may be designated from time to time prior to the Change in Control by the Special Committee of the
     Board of Directors established on August 29, 1999 (the "Special
     Committee"), in a bonus pool (the "Pool") to be established in an amount to be determined by the Committee up to a maximum aggregate amount of
     $400,000. Any participation in or payment from the Pool shall be determined prior to the Change in Control in the sole discretion of the Special Committee and shall be payable within ten business days after the consumma-
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     tion of the Change in Control. The Special Committee shall not be obligated to authorize payment of any portion of the Pool, but will determine the portion, if any, which shall be payable, based upon its assessment of the degree and quality of assistance provided by the Employee in completing the Change in Control.

          2.2 If (i) during the Effective Period the Company undergoes a Change in Control and (ii) during the 12-month period following the Change in Control there is a Termination, as defined in Section 2.3, with regard to the Employee, the Company will pay to the Employee within 20 business days after the date on which the Termination occurs, in lieu of any salary (other than salary for the pay period in which the Termination occurs and any unpaid salary for prior pay periods), bonus, severance or similar payments, or damages, to which the Employee might otherwise be entitled because of the Termination under any agreement with the Company or any plan or program of the Company a lump sum equal to two times the Employee's annual base salary then in effect (the "Severance Amount").

          2.3 There will be a "Termination" with regard to the Employee if:

             (i) the Company terminates the Employee's employment other than for "Cause"; or

             (ii) the Employee terminates the Employee's employment with the Company for Good Reason.

          (b) "Cause" means the occurrence of any of the following:

             (i) the Employee materially breaches any employment or severance agreement between the Employee and the Company, and the Employee fails to cure such breach within ten days after the Employee's receipt from the Company of written notice of such breach, which notice shall describe in reasonable detail the Company's belief that the Employee is in breach (notwithstanding the foregoing, no cure period shall be applicable to breaches by the Employee of the provisions of Section 3, 4, 5, 6, 7 or 8 of the Severance Agreement, dated the same date as this Agreement, between the Company and the Employee (the "Severance Agreement"));

             (ii) the Employee commits any other act in bad faith materially detrimental to the business or reputation of the Company;

             (iii) the Employee intentionally engages in dishonest or illegal activities or commits or is convicted of (or pleads nolo contendere to) any crime involving fraud, deceit or moral turpitude; or

             (iv) the Employee dies or becomes mentally or physically incapacitated or disabled so as to be unable to perform Employee's duties, whether under the terms of any employment agreement between the Company and the Employee or otherwise. Without limiting the generality of the foregoing, Employee's inability adequately to perform services as described in the preceding sentence for a period of 60 consecutive days will be conclusive evidence of such mental or physical incapacity or disability, unless such inability adequately to perform services is pursuant to a mental or physical incapacity or disability covered by the Family Medical Leave Act, in which case such 60-day period shall be extended to a 120-day period.

          (c) For purposes hereof, "Good Reason" means the occurrence of any of the following without the prior express written consent of the Employee:

             (i) the assignment to the Employee of duties materially less significant than those normally associated with the position held by the Employee immediately prior to the Change in Control; or

             (ii) a material reduction in the Employee's base salary or bonus opportunity, in either case, from the amount in effect immediately prior to the Change in Control, or a material change in the employee benefits provided by the Company to the Employee such that the package of benefits provided after the change is in the aggregate materially less beneficial to the Employee than the package provided immediately prior to the Change in Control; or
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             (iii) a mandated relocation of the Employee's site of employment to a site more than 25 miles from 1400 Watterson Tower, Louisville, Kentucky.

             Notwithstanding the foregoing, no occurrence will constitute Good Reason unless (a) at least 30 days before the termination of employment, the Employee notifies the Company's Board of Directors of the conditions which the Employee believes constitute Good Reason and states in the notice that unless those conditions are cured the Employee will terminate his or her employment with the Company, but those conditions are not cured prior to the termination of employment, and (b) the termination of employment occurs within 60 days after the Employee learns of the conditions which constitute Good Reason.

     3. Excise Tax Limitation

          3.1 Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (the "Total Payments") would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the payments due hereunder shall be reduced, prior to reduction of Total Payments under any other agreement or program, such that the Employee shall be entitled to receive Total Payments not to exceed 2.99 times the Employee's applicable "base amount" under Section 280G of the Code.

     4. General Provisions

          4.1 Nothing contained herein shall limit the right of the Company or the Employee to terminate or alter the terms of the Employee's employment prior to a Change in Control.

          4.2 If any provisions of this Agreement are determined to be invalid, the remaining provisions will remain in full force and effect to the fullest extent permitted by law.

          4.3 This Agreement will be binding upon and inure to the benefit of the Company and any successor of the Company, including any corporation which acquires (by merger, consolidation or otherwise) all or substantially all the assets of the Company (which successor, after it acquires all or substantially all the assets of the Company, will be the "Company" for the purposes of this Agreement). This Agreement will be binding upon and inure to the benefit of (and be enforceable by) the Employee and, after the Employee dies or is determined not to be competent, the Employee's executors or other legal representatives.

          4.4 The Employee will be entitled to the payments specified in Section 2 without regard to whether the Employee seeks or obtains other employment after a Termination and without reduction for any compensation received from other employment after the Termination.

          4.5 Any notices or other communications under or relating to this Agreement must be in writing and will be deemed given on the day on which it is delivered in person or by overnight courier service or sent by facsimile transmission (with a confirmation from the sending facsimile machine indicating receipt at the number to which sent), or on the third business day after the day on which it is sent from within the United States of America by first class mail, addressed (i) if to the Company or its Board of Directors, at the principal offices of the Company, attention General Counsel and (ii) if to the Employee, to the Employee's office or to the Employee's home address as shown on the personnel records of the Company, or at such other address as is specified by the Employee to the Company after the date of this Agreement in the manner provided in this Section.

          4.6 This Agreement and the Severance Agreement together contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all prior employment agreements and other agreements and understandings with respect to that subject matter, whether oral or written. This Agreement may be amended only by a writing signed by the Company, with the approval of its Board of Directors, and the Employee.
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          4.7 The Company may withhold from payments it is required to make under this Agreement and from other payments of compensation to the Employee all sums, including taxes, which the Company determines it is required by law to withhold because of payments made under this Agreement.

          4.8 This Agreement will be governed by, and construed under, the laws of the State of Delaware applicable to contracts made and to be performed in that state.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year shown on the first page.

                                          HEALTHCARE RECOVERIES, INC.

                                          By:
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                                                    Patrick B. McGinnis
                                               President and Chief Executive
                                                           Officer

                                            ------------------------------------
                                                         [Employee]